Exhibit 99.1

www.bankrate.com

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

News Media:

Thomas Mulligan

Sitrick And Company

tmulligan@sitrick.com

(310) 367-6567

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (877)  809-9810, Passcode 67434357.   International Callers Dial-In: (330)  863-3286, Passcode 67434357 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE ANNOUNCES RESULTS OF ITS INTERNAL REVIEW AND FULL YEAR 2014 FINANCIAL RESULTS

NEW YORK, NY – June 17,  2015

($ in millions, except per share amounts)
	Q4 2014	Q4 2013	2014	2013
Revenue	$136.7	$122.0	$544.9	$456.9

Net income (loss)
GAAP	10.3	(4.4)	5.2	(11.2)
Adjusted	18.4	16.2	69.8	51.9

Diluted earnings (loss) per share (EPS)
GAAP	$0.10	$(0.04)	$0.05	$(0.11)
Adjusted	0.18	0.16	0.68	0.52

Adjusted EBITDA	37.4	34.1	143.0	122.2

Bankrate, Inc. (NYSE: RATE) today announced the results of the internal review conducted by the Audit Committee of the Bankrate Board of Directors and the restatement of its financial statements for fiscal years 2011, 2012 and 2013, the fiscal quarters within those years, and the fiscal quarters ended March 31, 2014 and June 30, 2014.  The restated financial statements,  as well as the financial statements for the quarter ended September 30, 2014 and the fiscal year ended December 31, 2014, are included within the Bankrate Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission today

In a separate release, Bankrate announced its results for the first quarter of 2015 and the filing of its Quarterly Report on Form 10-Q.

Completion of Internal Review

As previously announced, Bankrate’s Audit Committee, with the assistance of independent counsel and independent forensic accountants, conducted an internal review of years 2011, 2012 and 2013. During the course of that review, Bankrate’s Audit Committee concluded that the accounting for certain historical business activities had been recorded in a manner that was not consistent with generally accepted accounting principles in the United States (GAAP). The Company determined that entries related to the aforementioned business activities should be (and have been) adjusted in the applicable financial statements whether or not material, individually or in the aggregate. The Company also made certain adjustments, including certain corrections that had been previously identified but not recorded, because at the time identified they were deemed to be not material in the aggregate to the Company’s consolidated financial statements. These include adjustments to purchase accounting, equity compensation expense, certain accruals and revenue recognition, as well as tax related entries. A summary of the restatement is set forth in the table below.

Effects of Restatement

The table below sets forth the effects of the restatement on our previously reported Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2013, 2012 and 2011, and for the year to date June 30, 2014. The Company has also classified its operations in China as discontinued operations throughout the restated periods, which is reflected in the table below. The restatement has no material effect on our cash flows or liquidity in any of the restated periods.

	Year to Date	Year Ended December 31,
(In thousands, except per share amounts)	June 30, 2014	2013	2012	2011	Total
Revenue (as previously reported)	$267,138	$457,433	$457,164	$424,201	$1,605,936
Adjustments	-	200	(944)	460	(284)
Discontinued operations	(496)	(697)	(251)	(336)	(1,780)
Revenue (as restated)	$266,642	$456,936	$455,969	$424,325	$1,603,872

Net income (loss) (as previously reported)	$2,586	$(10,002)	$29,331	$(13,422)	$8,493
Adjustments	(693)	(1,194)	(2,286)	523	(3,650)
Discontinued operations	812	1,243	1,101	1,169	4,325
Net income (loss) from continuing operations (as restated)	$2,705	$(9,953)	$28,146	$(11,730)	$9,168

Diluted earnings per share (as previously reported)	$0.03	$(0.10)	$0.29	$(0.14)
Adjustments	(0.01)	(0.01)	(0.02)	-
Discontinued operations	0.01	0.01	0.01	0.02
Diluted earnings per share from continuing operations (as restated)	$0.03	$(0.10)	$0.28	$(0.12)

The net impact of the correction of the misstatements and the other adjustments on our aggregate Adjusted EBITDA over the restated periods was a reduction of $5.2 million, during which periods our total Adjusted EBITDA as previously reported was $448.4 million. The impact on Adjusted EBITDA of reclassifying our operations in China as discontinued through the restated periods offset the restatement adjustments by $3.3 million. The calculation of Adjusted EBITDA, a non-GAAP measure utilized by the Company, was revised to include the add-back of costs related to the restatement, the internal review, the Securities and Exchange Commission (SEC) and Department of Justice (DOJ) investigations and related litigation (collectively the “Restatement Costs”), which had the effect of offsetting by $3.8 million the impact of the restatement adjustments. Without the offsetting impact of reclassifying discontinued operations and the add-back of the Restatement Costs, the impact of the restatement adjustments over the Restated Periods on Adjusted EBITDA would have been $12.4 million. The following table summarizes the impact of the restatement on Adjusted EBITDA. See Item 6. Selected Financial Data of the 2014 Annual Report on Form 10-K for more detail.

	Year to Date	Year Ended December 31,
(In thousands)	June 30, 2014	2013	2012	2011	Total
Adjusted EBITDA as previously reported	$67,919	$121,907	$123,137	$135,438	$448,401
Adjusted EBITDA as restated	69,245	122,207	119,141	132,577	443,170
Net change	$1,326	$300	$(3,996)	$(2,861)	$(5,231)

Change related to Restatement adjustments	$(587)	$(1,851)	$(6,098)	$(3,827)	$(12,363)
Change related to the addback of Restatement costs	1,280	1,269	1,249	-	3,798
Change related to discontinued operations	633	882	853	966	3,334
	$1,326	$300	$(3,996)	$(2,861)	$(5,231)

Results for Year Ended December 31, 2014

Total revenue for the twelve months ended December 31, 2014 was $544.9 million, compared to $456.9 million for the restated full year 2013.

GAAP net income was $5.2 million, or $0.05 per fully diluted share in 2014, compared to restated GAAP net loss of $11.2 million, or $0.11 per fully diluted share, in 2013.

On a non-GAAP adjusted basis, adjusted net income, as outlined in the attached reconciliation, was $69.8 million and adjusted EPS was $0.68 for the full twelve months of 2014, compared to $51.9 million and adjusted EPS of $0.52 in 2013, representing adjusted EPS growth of 31%.

Adjusted EBITDA for 2014, as outlined in the attached reconciliation, was $143.0 million, compared to $122.2 million in the restated period 2013, an increase of 17%.

Supplementary information can be found in the “FY-14 & Q1-15 Earnings Call Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

“The Company is pleased to have concluded this thorough review of its financial statements for 2011 through 2013 and to now be able to confirm 2014’s record financial and operational performance,” said Kenneth S. Esterow, Bankrate’s president and CEO.  “With this review process concluded, Bankrate can now turn its attention more fully towards execution and long-term growth,” Mr. Esterow added.

Other Matters

As previously announced, the Securities and Exchange Commission (SEC) is conducting a non-public formal investigation of Bankrate’s financial reporting with the principal focus on the quarters ending March 31, 2012 and June 30, 2012. The investigation is examining whether accounting entries may have improperly impacted the Company’s reported results, including relative to market expectations at such time.  The Company has agreed to the terms of a potential settlement of the SEC investigation that the SEC enforcement staff has indicated it is prepared to recommend to the Commission. The proposed settlement is subject to acceptance and authorization by the Commission and would, among other things, require the Company to pay a $15.0 million penalty. As a result, the Company recorded an accrual in the amount of $15.0 million as of September 30, 2014. However, the terms of the settlement have not been approved by the Commission and therefore there can be no assurance that the Company’s efforts to resolve the SEC’s investigation will be successful, that the settlement amount will be as anticipated or that the reserve with respect thereto will be sufficient, and the Company cannot predict the ultimate timing or the final terms of any settlement. The previously announced investigation by the Department of Justice is ongoing.

June 17, 2015 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (877)  809-9810, passcode 67434357.    International participants should dial: (330)  330-863-3286, passcode 67434357.  Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning June 17, 2015 at 7:30 p.m. ET / 4:30 p.m. PT through June 24, 2015 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (855)  859-2056 and enter the passcode: 67434357.  International callers should dial (404)  537-3406 and enter the passcode: 67434357.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com, CreditCards.com, insuranceQuotes.com and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, AOL, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the timing and outcome of, including potential expense associated with, the investigations by the SEC and the Department of Justice (DOJ) including our ability to enter into a settlement with the SEC on terms consistent with those described in this release; the potential impact on our business and stock price of any announcements regarding the Restatement, the SEC's investigation or the DOJ's investigation; the material weakness in our internal controls over financial reporting and our ability to rectify this issue completely and promptly; risks relating to the defense or litigation of lawsuits, including the putative securities class action lawsuit currently pending and described in our Annual Report on Form 10-K for the year ended December 31, 2014, and regulatory proceedings; the timing and outcome of (including potential expense associated with), and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau (CFPB) investigation described in our Annual Report on Form 10-K for the year ended December 31, 2014; the willingness or interest of banks, lenders, brokers, credit card issuers, insurance carriers and agents, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; our dependence on partners to attract a significant portion of the company’s revenue; shift of visitors from desktop to mobile and mobile app environments; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to anticipate and manage cybersecurity risk and data security risk; the effects of any security breach or any cyberattack on our systems, websites or mobile applications; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; the effect of programmatic advertising platforms on display revenue; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and other initiatives, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; our ability to sell our operations in China in excess of its book value; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; risks relating to the ongoing reviews of our business and operations by regulatory authorities; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2014	2013
		(restated)
Assets
Cash and cash equivalents	$141,725	$229,674
Accounts receivable, net of allowance for doubtful accounts of
$419 and $620 at December 31, 2014 and December 31, 2013, respectively	70,865	61,859
Deferred income taxes	6,407	9,258
Prepaid expenses and other current assets	35,652	13,587
Assets held for sale	1,627	1,476
Total current assets	256,276	315,854
Furniture, fixtures and equipment, net of accumulated depreciation of
$24,756 and $17,524 at December 31, 2014 and December 31, 2013, respectively	13,299	11,258
Intangible assets, net of accumulated amortization of
$228,667 and $177,140 at December 31, 2014 and December 31, 2013, respectively	338,988	347,175
Goodwill	641,367	611,233
Other assets	13,499	13,375
Total assets	$1,263,429	$1,298,895

Liabilities and Stockholders' Equity
Liabilities
Accounts payable	$8,047	$7,144
Accrued expenses	46,030	38,686
Deferred revenue and customer deposits	4,303	3,665
Accrued interest	6,980	7,379
Other current liabilities	13,629	24,569
Liabilities subject to sale	1,074	172
Total current liabilities	80,063	81,615
Deferred income taxes	51,633	56,500
Long term debt, net of unamortized discount	297,598	297,021
Other liabilities	10,849	28,186
Total liabilities	440,143	463,322

Commitments and contingencies

Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized at December 31, 2014 and December 31, 2013;
104,701,530 shares and 101,749,513 shares issued at December 31, 2014 and
December 31, 2013, respectively; 101,485,200 shares and 101,698,985 shares outstanding at December 31, 2014 and December 31, 2013, respectively	1,047	1,017
Additional paid-in capital	892,738	864,152
Accumulated deficit	(23,639)	(28,811)
Less: Treasury stock, at cost - 3,216,330 shares and 50,528 shares at December 31, 2014 and December 31, 2013, respectively	(46,494)	(592)
Accumulated other comprehensive loss	(366)	(193)
Total stockholders' equity	823,286	835,573
Total liabilities and stockholders' equity	$1,263,429	$1,298,895

Bankrate, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands, except share and per share data)

	(Unaudited)
	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
		(restated)		(restated)
Revenue	$136,651	$121,978	$544,943	$456,936

Costs and expenses:
Cost of revenue (excludes depreciation and amortization)	79,870	68,910	322,080	264,032
Sales and marketing	5,670	6,047	24,332	24,917
Product development and technology	7,748	6,221	29,001	22,374
General and administrative	14,459	17,283	67,717	43,625
Legal settlements	(56)	-	1,403	-
Acquisition, offering and related expenses	780	31	3,590	81
Changes in fair value of contingent acquisition consideration	801	9,825	3,633	17,380
Depreciation and amortization	15,218	14,011	58,628	56,176
Total costs and expenses	124,490	122,328	510,384	428,585
Income (loss) from operations	12,161	(350)	34,559	28,351

Interest and other expenses, net	5,248	5,159	20,831	24,979
Loss on early extinguishment of debt	-	-	-	17,175

Income (loss) before taxes	6,913	(5,509)	13,728	(13,803)
Income tax (benefit) loss	(3,292)	(1,308)	7,635	(3,850)
Net income (loss) from continuing operations	10,205	(4,201)	6,093	(9,953)
Net gain (loss) from discontinued operations, net of income taxes	98	(234)	(921)	(1,243)
Net income (loss)	$10,303	$(4,435)	$5,172	$(11,196)

Basic net income (loss) per share:
Continuing operations	$0.10	$(0.04)	$0.06	$(0.10)
Discontinued operations	0.00	(0.00)	(0.01)	(0.01)
Basic net income (loss) per share	$0.10	$(0.04)	$0.05	$(0.11)

Diluted net income (loss) per share:
Continuing operations	$0.10	$(0.04)	$0.06	$(0.10)
Discontinued operations	0.00	(0.00)	(0.01)	(0.01)
Diluted net income (loss) per share	$0.10	$(0.04)	$0.05	$(0.11)

Weighted average common shares outstanding:
Basic	98,242,986	100,205,228	100,399,458	100,108,316
Diluted	100,595,995	100,205,228	102,417,273	100,108,316

Net income (loss)	$10,303	$(4,435)	$5,172	$(11,196)
Other comprehensive (loss) income, net of tax	(127)	72	(173)	57
Comprehensive income (loss)	$10,176	$(4,363)	$4,999	$(11,139)

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
		(restated)		(restated)
Revenue	$136,651	$121,978	$544,943	$456,936

Adjusted EBITDA (1)	$37,358	$34,108	$143,022	$122,207
Adjusted EBITDA margin	27.3%	28.0%	26.2%	26.7%

Adjusted net income (2)	$18,413	$16,220	$69,769	$51,856
Adjusted EPS	$0.18	$0.16	$0.68	$0.52

Weighted average common shares outstanding (diluted):	100,595,995	100,205,228	102,417,273	100,108,316

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net loss from discontinued operations; changes in fair value of contingent acquisition consideration; loss on extinguishment of debt; legal settlements; acquisition, offering and related expenses; restatement related expenses; purchase accounting adjustments; CEO transition costs; and stock-based compensation.

Reconciliation of adjusted EBITDA
Net income (loss)	$10,303	$(4,435)	$5,172	$(11,196)
Interest and other expenses	5,248	5,159	20,831	24,979
Income tax (benefit) expense	(3,292)	(1,308)	7,635	(3,850)
Depreciation and amortization	15,218	14,011	58,628	56,176
Earnings before interest, taxes, depreciation and amortization (EBITDA)	27,477	13,427	92,266	66,109
Net (income) loss from discontinued operations	(98)	234	921	1,243
Change in fair value of contingent acquisition consideration	801	9,825	3,633	17,380
Loss on extinguishment of debt	-	-	-	17,175
Legal settlements	(56)	-	1,403	-
Acquisition, offering and related expenses	780	31	3,590	81
Restatement related expenses	3,986	254	23,586	1,269
Impact of purchase accounting	143	-	556	-
CEO transition (4)	-	6,802	-	6,802
Stock-based compensation (5)	4,325	3,535	17,067	12,148
Adjusted EBITDA	$37,358	$34,108	$143,022	$122,207

(2) Adjusted net income adds back net (income) loss from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; loss on extinguishment of debt; legal settlements; acquisition, offering and related expenses; restatement related expenses; purchase accounting adjustments; CEO transition costs; stock-based compensation; and amortization, net of tax.

Reconciliation of adjusted net income
Net income (loss)	$10,303	$(4,435)	$5,172	$(11,196)
Net (income) loss from discontinued operations	(98)	234	921	1,243
Income tax (benefit) expense	(3,292)	(1,308)	7,635	(3,850)
Change in fair value of contingent acquisition consideration due to change in estimate (3)	-	8,442	528	8,442
Loss on extinguishment of debt	-	-	-	17,175
Legal settlements	(56)	-	1,403	-
Acquisition, offering and related expenses	780	31	3,590	81
Restatement related expenses	3,986	254	23,586	1,269
Impact of purchase accounting	143	-	556	-

CEO transition (4)	-	6,802	-	6,802
Stock-based compensation (5)	4,325	3,535	17,067	12,148
Amortization	14,095	13,035	53,918	52,896
Adjusted income before tax	30,186	26,590	114,376	85,010
Income tax (7)	11,773	10,370	44,607	33,154
Adjusted net income	$18,413	$16,220	$69,769	$51,856

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$801	$9,825	$3,633	$17,380
Less: Change in fair value due to passage of time	801	1,383	3,105	8,938
Change in fair value of contingent acquisition consideration due to change in estimate	$-	$8,442	$528	$8,442

(4) CEO transition costs are recorded in general and administrative expenses.
CEO transition costs	$-	$990	$-	$990
Stock-based compensation (equity award modification)	-	5,812	-	5,812
CEO transition	$-	$6,802	$-	$6,802

(5) Stock-based compensation is recorded in the following line items:
Cost of revenue	$420	$231	$1,518	$789
Sales and marketing	715	842	2,586	3,088
Product development and technology	826	466	2,736	1,667
General and administrative (7)	2,364	1,996	10,227	6,604
Total stock-based compensation expense	$4,325	$3,535	$17,067	$12,148

(6) Stock-based compensation for general and adminstrative excludes amounts related to CEO transition.

(7) Assumes 39% income tax rate.